Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reaffirms Guidance Range; Schedules Fourth Quarter & Full Year 2018 Conference Call for 6PM EST, November 19th, 2018

SINGAPORE - October 9, 2018 - Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment, today announced a conference call is scheduled to discuss the Company's fourth quarter and full year 2018 financial results, and its business outlook on Monday, November 19, 2018 at 6:00pm EST. The Company will issue its fourth quarter 2018 results prior to the conference call.
Kulicke & Soffa also announced today that it expects to report net revenue of approximately $185 million for its fourth fiscal quarter 2018, which ended September 29, 2018. This revenue expectation is approximately 15% above the Company’s three-year fourth fiscal quarter average.
On August 1, 2018, the Company provided a net revenue guidance range for the fourth fiscal quarter of 2018 of $180 million to $190 million.
“Over the prior two years, we have extended our presence within traditional served markets such as LED, automotive, advanced packaging and a broad range of general semiconductor devices. In parallel, we have continued to execute and progress on our strategic, new market opportunities,” stated Fusen Chen, President and Chief Executive Officer of Kulicke & Soffa.
Since July 2018, the Company has introduced three new equipment solutions supporting high-accuracy flip chip, micro and mini LED and high-performance die attach.

Fourth Quarter Conference Call Details
To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through December 3, 2018 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13683980. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing, and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices.

Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future expected dividend payouts and growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2017 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.	Kulicke & Soffa Industries, Inc.
Joseph Elgindy	Marilyn Sim
Investor Relations & Strategic Initiatives	Public Relations
P: +1-215-784-7518	P: +65 6880 9309
F: +1-215-784-6180	F: +65 6880 9580
investor@kns.com	msim@kns.com